                                                                     EXHIBIT 4.1

                                 CSK AUTO, INC.
                      7% SENIOR SUBORDINATED NOTES DUE 2014

                                   ----------

                          THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 30, 2006

                               WITH RESPECT TO THE

                                    INDENTURE

                          DATED AS OF JANUARY 16, 2004

                                   ----------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   AS TRUSTEE

                          THIRD SUPPLEMENTAL INDENTURE

     Third Supplemental Indenture (this "Supplemental Indenture"), dated as of June 30, 2006 among CSK Auto, Inc., an Arizona corporation (the "Company"), CSK Auto Corporation, a Delaware corporation and the parent of the Company ("Holdings"), CSKAUTO.COM, Inc., a Delaware corporation (the "Subsidiary Guarantor"), and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     A. WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented, or otherwise modified, the "Indenture"), dated as of January 16, 2004, providing for the issuance of 7% Senior Subordinated Notes due 2014 (the "Notes").

     B. WHEREAS, pursuant to and in accordance with Section 9.2 of the Indenture, the Company has obtained, on the date hereof, the consent of the holders of the Notes representing not less than a majority in aggregate principal amount of the outstanding Notes to the amendments to the Indenture set forth in this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed for the equal and ratable benefit of the holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Amendments to Indenture. At such time as the Company delivers written notice to the Trustee and The Altman Group, Inc., the Depositary for the Notes for purposes of a tender offer and consent solicitation for the Notes, that Notes representing at least a majority in aggregate principal amount of outstanding Notes not owned by the Company or its Affiliates tendered (and not validly withdrawn) have been accepted for purchase pursuant to the Company's Offer to Purchase and Consent Solicitation Statement dated June 19, 2006, the following amendments will become operative:

     (a) Section 4.3 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

               Section 4.3. Reports by Company. The Company shall, except as otherwise provided in this Section 4.3, file with the Trustee, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, to the extent required pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall, unless such information, documents or reports are available on the Commission's EDGAR filing system (or any successor thereto) be filed with the Trustee within fifteen calendar days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). This obligation may be satisfied by Holdings delivering and filing its statements and reports so long as it owns all of the Company's Capital Stock. Notwithstanding any other provision of this
          Section 4.3 or this Indenture, the documents and reports referred to in this Section 4.3 that the Company or Holdings would have been required to file with the Commission or the Trustee at any time before the due date for the Company's Annual Report on Form 10-K for its fiscal year ending February 4, 2007 but for this sentence) will not be required to be filed by the Company or Holdings until such time.

     (b) The following Articles, Sections, or Subsections, as applicable, of the Indenture, and any corresponding provisions in the Notes, hereby are deleted in their entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

EXISTING SECTION OR
 SUBSECTION NUMBER    CAPTION
-------------------   -------
Section 4.5........   Taxes
Section 4.6........   Stay, Extension and Usury Laws
Section 4.7........   Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock
Section 4.8........   Limitation on Liens
Section 4.9........   Limitation on Restricted Payments
Section 4.10.......   Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries
Section 4.11.......   Limitation on Lines of Business
Section 4.12.......   Limitation on Transactions with Affiliates
Section 4.13.......   Limitation on Sale of Assets and Subsidiary Stock
Section 4.14.......   Repurchase of Notes at the Option of the Holder Upon a Change of Control
Section 4.15.......   Subsidiary Guarantees
Section 4.16.......   Limitation on Status as an Investment Company
Section 4.17.......   Maintenance of Properties
Section 4.18.......   Corporate Existence
Section 4.19.......   Limitation on Layering Indebtedness
Article V..........   Successors

     (c) Numbered paragraphs (3), (6), (7), (8), and (9) of Section 6.1 of the Indenture shall be deleted in their entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

     3. Waiver of Defaults and Events of Default. Any existing or past default, Default, or Event of Default arising under the Indenture related to the matters covered by the amendments contained in this Supplemental Indenture, including the Company's purported failure to comply with Section 4.3 (as it existed prior to its amendment pursuant to this Supplemental Indenture) of the Indenture or any acceleration of any Indebtedness in connection therewith is hereby waived.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     9. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, Holdings, the Subsidiary Guarantor, and the Trustee.

     10. Reaffirmation of the Company's Obligations Under Section 7.7. In connection with the Company's execution of this Supplemental Indenture, the Company hereby reaffirms its indemnification obligations in favor of the Trustee under Section 7.7 of the Indenture.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

                                        CSK AUTO, INC.


                                        By: /s/ Randi Val Morrison
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        CSK AUTO CORPORATION


                                        By: /s/ Randi Val Morrison
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        CSK AUTO.COM, INC.


                                        By: /s/ Randi Val Morrison
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ Melonee Young
                                            ------------------------------------
                                        Name: Melonee Young
                                        Title: Vice President